Property: 387 Thorngrove Pike, Kodak, TN 37764

Premium ALUMINUM Truck Beds

Lease Agreement

Prepared for:

George Joe Chudina and

Bull Head Products Incorporated

December 22, 2021

LEASE AGREEMENT

George Joe Chudina (the 'Owner/ Landlord), is pleased to present to Bull Head Products Incorporated (the "Tenant") the following lease agreement. Please review the following:

BUILDING: 387 Thorngrove Pike, Kodak, TN 37764

OWNERSHIP/ LANDLORD: George Joe Chudina

MANAGEMENT: George Joe Chudina

PREMISES: Tenant shall utilize the Premises for manufacturing and general use.

USE OF PREMISES: 387 Thorngrove Pike, Kodak, TN 37764

LEASE COMMENCEMENT: Lease commencement date shall be January 1, 2022.

LEASE TERM: The lease term shall run for Three (3) months (to expire at the end of the month). Lease to run on a month-to-month basis from April 2022.

TERMINTATION PERIOD: One (1) month notice is required.

MONTHLY BASE RENT: Upon the commencement date, the monthly base rent shall be $3,000 (including buildings insurance).

TENANT IMPROVEMENTS: No additional improvements to be done, Landlord will deliver Premises in its as-is condition.

EXPENSES: Tenant shall pay its required Operating Expenses.

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LEASE AGREEMENT: This Lease shall be an agreement between George JoeChudlna and Bull Head Products Incorporated.

ACCESS: Tenant shall have access to the building and the Premises twenty-four (24) hours aday, seven (7) days a week,fifty-two (52) weeks ayear, except in the event of emergency, or as instructed by any authority having jurisdiction.

SIGNAGE: Tenant will be provided the right to place signage on the building.

AGREED & ACCEPTED: By: George J Chudina

George Joe Chudina, Owner

Date: Dec 23, 2021

AGREED & ACCEPTED: By: /s/ JP Backwell

Tenant JP Backwell - Director - ILUS International Inc.

Date: Dec 23, 2021

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